UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

AMENDMENT NO. 1

TO

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2012

RED MOUNTAIN RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-54444	27-1739487
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2515 McKinney Avenue, Suite 900, Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

(214) 871-0400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 8.01 Other Events.

As previously reported, on April 23, 2012, Red Mountain Resources, Inc. (the “Company”) entered into a settlement agreement (“Agreement”) with Cross Border Resources, Inc. (“Cross Border”). Pursuant to the Agreement, Everett Willard Gray, II, Lawrence J. Risley, and Brad E. Heidelberg were to resign from the Board of Directors of Cross Border (with Richard F. LaRoche, Jr. and John W. Hawkins remaining as board members of Cross Border) and Alan W. Barksdale, Randell K. Ford and Paul N. Vassilakos, each a member of the Company’s board of directors, were to be appointed as directors of Cross Border to fill the vacancies, effective upon the day after the tenth day following the mailing of the Information Statement (defined below) to Cross Border’s stockholders.

In connection with the Agreement, the Company was to withdraw its complaint filed against Cross Border with the District Court for Clark County, Nevada (the “Complaint”) and cause a dismissal of such lawsuit with prejudice.

On April 27, 2012, Cross Border filed with the Securities and Exchange Commission, and mailed to stockholders, an information statement (“Information Statement”) for the purpose of notifying Cross Border’s stockholders of the above-referenced transactions and change in the majority of its Board.

Accordingly, on May 8, 2012, the day after the tenth day following the mailing of the Information Statement, Messrs. Gray, Risley and Heidelberg resigned from the Board of Directors of Cross Border and Messrs. Barksdale, Ford and Vassilakos were appointed as directors to fill the vacancies. Additionally on such date, the Company withdrew its Complaint and caused its dismissal with prejudice as required by the Agreement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2012	RED MOUNTAIN RESOURCES, INC.

	By:	/s/ Alan W. Barksdale
Alan W. Barksdale
Chief Executive Officer

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